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                          FIRST AMENDMENT TO FOURTH AMENDED
                            AND RESTATED CREDIT AGREEMENT


    THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment"), dated as of December 2, 1996, is entered into among Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), The Mediplex Group, Inc. a Massachusetts corporation ("Mediplex") (Sun and Mediplex are collectively referred to herein as "Borrowers"), the banks listed on the signature pages hereto (collectively, "Lenders"), the co-agents listed on the signature pages hereto (collectively, the "Co-Agents"), and NationsBank of Texas, N.A., as Administrative Lender (in said capacity, "Administrative Lender").

                                      BACKGROUND

    Borrowers, Lenders, Co-Agents and Administrative Lender heretofore entered into that certain Fourth Amended and Restated Credit Agreement, dated as of October 29, 1996 (as amended, renewed, extended or modified, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

    NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrowers, Lenders and Administrative Lender covenant and agree as follows:

    1. AMENDMENTS TO CREDIT AGREEMENT. Commencing upon the satisfaction of the conditions of effectiveness set forth in Section 3 of this First Amendment, the following Sections of the Credit Agreement shall be amended to read as follows:

    (a) The definition of "EBITDAR" set forth in Section 1.1 of the Credit Agreement shall be amended to read in its entirety as follows:

         "EBITDAR" shall mean, for any period, determined in accordance with GAAP on a consolidated basis for the Parent on its Subsidiaries, the sum of
    (a) pre-tax net income (excluding therefrom (i) any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, (ii) any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business, (iii) payments after the Agreement Date to the Convertible Bondholders as an inducement for the conversion of a portion of the Convertible Bonds, such payments not to exceed $3,000,000 in aggregate amount, and (iv) for the fiscal quarter and year ended December 31, 1995, non-cash charges related to the write-off of goodwill and uncollectible accounts receivable acquired with the acquisition of Mediplex and Honorcare Healthcare Management, Inc., not to exceed $67,000,000 in aggregate amount), plus (b) interest expense, whether or not capitalized (including interest expense pursuant to Capitalized Lease Obligations), Depreciation, amortization and lease expense pursuant to Operating Leases, in each case for the four fiscal quarters immediately preceding the date of calculation, plus (c) any insurance proceeds received or paid in connection with the Parent's agreement to



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    settle certain securities class-action lawsuits filed
    in 1995 relating to the Parent's disclosure of the Office of Inspector General's investigations and the operating results of fiscal years 1994 and 1995 and related issues. For purpose of the calculation of EBITDAR with respect to assets not owned at all times during the four fiscal quarters immediately preceding the date of determination, EBITDAR shall be adjusted, on a pro forma basis, to (i) include the EBITDAR attributable to an Acquisition which occurred during any such fiscal quarter for the twelve month period preceding the date of determination, provided the Acquisition Consideration for such Acquisition in excess of $20,000,000 and (ii) exclude the EBITDAR of any asset or group of related amounts disposed of in one transaction or a series of related transactions during any such fiscal quarter for the twelve month period preceding the date of determination, provided the consideration received from the disposition of such asset or group of related assets is in excess of $20,000,000.

    (b) The following definitions shall be added to Section 1.1 of the Credit Agreement:

         "APTA" shall mean APTA Healthcare PLC, a United Kingdom corporation.

         "APTA ACQUISITION" shall mean the Parent's Acquisition of APTA, as an indirect Foreign Subsidiary.

         "APTA OFFER" shall mean the offer by Exceler Health Care Group, PLC for the outstanding shares of capital stock of APTA pursuant to the Offer Document related thereto.

         "ASHBOURNE ACQUISITION" shall mean the Parent's Acquisition of Ashbourne PLC, a United Kingdom corporation, as an indirect Foreign Subsidiary.

    (c) The second sentence of Section 2.16(a) is hereby amended to read in its entirety as follows:

    No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) the Maturity Date or (ii) one year after the date of issuance thereof; PROVIDED, HOWEVER, the Letters of Credit issued in connection with the APTA Offer may have an expiration date (including all rights of renewal) not later than the Maturity Date.

    (d) Section 7.1(i) of the Credit Agreement shall be amended to read in its entirety as set forth below:

    (i) Guaranties by the Borrowers and Indebtedness pursuant to letters of credit in respect of obligations of Foreign Subsidiaries as lessees under Operating Leases (such Guaranty obligation to be calculated as an amount equal to the product of rental expense for the four fiscal quarters immediately preceding the date of calculation subject to the terms of the Guaranty multiplied by six), provided (x) the aggregate amount of such Guaranties and

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    letters of credit incurred after December 2, 1996, together with Investments made after December 2, 1996, pursuant to SECTION 7.3(j) which are not in entities organized under the laws of the United States or any state thereof and Acquisition Consideration for all Foreign Subsidiaries acquired after December 2, 1996, pursuant to SECTION 7.5(c) hereof (excluding, in each case, the APTA Acquisition and the Ashbourne Acquisition), shall not exceed $35,000,000 and (y) the aggregate amount of any such individual Guaranty incurred after December 2, 1996 shall not exceed $20,000,000; and

    (e) Section 7.3(j) of the Credit Agreement shall be amended to read in its entirety as follows:

    (j) other Investments made after the Agreement Date primarily related to the business of providing healthcare services, including nursing care, rehabilitation therapy and other specialized healthcare services, the consideration for which does not exceed $35,000,000 in aggregate amount; provided, however, to the extent that any Investments made pursuant to this
    SECTION 7.3(j) are in entities which are not organized under the laws of the United States or any state thereof, (x) the aggregate amount of such Investments made after December 2, 1996, in entities not organized under the laws of the United States or any State thereof, together with the aggregate Acquisition Consideration for all Foreign Subsidiaries acquired after December 2, 1996, pursuant to SECTION 7.5(c) hereof and obligations incurred after December 2, 1996, in respect of Guaranties and letters of credit pursuant to SECTION 7.1(i) hereof (excluding, in each case, the APTA Acquisition and the Ashbourne Acquisition), shall not exceed $35,000,000 and (y) no individual Investment made after December 2, 1996, in entities not organized under the laws of the United States or any State thereof shall exceed $20,000,000.

    (f) Section 7.5(c) of the Credit Agreement shall be amended to read in its entirety as follows:

    (c) Acquisition of a Foreign Subsidiary, unless (x) the Acquisition Consideration for all such Acquisitions occurring after December 2, 1996, together with the aggregate amount of obligations incurred after December 2, 1996, in respect of Guaranties and letter of credit pursuant to SECTION 7.1(i) hereof and Investments made after December 2, 1996, pursuant to
    SECTION 7.3(j) which are not in entities organized under the laws of the United States or any state thereof (excluding, in each case, the APTA Acquisition and the Ashbourne Acquisition), does not exceed $35,000,000,
    (y) the Acquisition Consideration for any single such Acquisition (excluding the APTA Acquisition and the Ashbourne Acquisition) does not exceed $20,000,000, and (z) to the extent such Foreign Subsidiary is not a Subsidiary of a Foreign Subsidiary, an amount of the capital stock of such Foreign Subsidiary necessary to cause the Administrative Lender to have a security interest in and pledge of, all of the capital stock of, or other

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    equity interest in, such Foreign Subsidiary owned by the pledgor or such lesser amount such that in any case not more than 66% of all of the capital stock of, or other equity interest in, such Foreign Subsidiary, shall be pledged pursuant to a Foreign Subsidiary Pledge Agreement.

    2. REPRESENTATIONS AND WARRANTIES TRUE: NO EVENT OF DEFAULT. By its execution and delivery hereof, each Borrower represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

    (a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as made on and as of such date;

    (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

    (c) Each Borrower has full power and authority to execute and deliver this First Amendment, and this First Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws; and

    (d) no authorization, approval consent, or other action by, notice to, or filing with, any governmental authority or other Person, is required for the execution, delivery or performance by Borrowers of this First Amendment.

    3. CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective as of December 2, 1996, subject to the following:

    (a) Administrative Lender shall have received counterparts of this First Amendment executed by a number of Lenders sufficient to constitute the Determining Lenders;

    (b) Administrative Lender shall have received counterparts of this First Amendment executed by each Borrower;

    (c) Administrative Lender shall have received, for the ratable benefit of the Lenders, an amendment fee equal to .05% of each Lender's Commitment; and

    (d) Administrative Lender shall have received, in form and substance satisfactory to Administrative Lender and its counsel, such other documents, certificates and instruments as Administrative Lender shall require.

    4.   REFERENCE TO THE CREDIT AGREEMENT.


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    (a)  Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this First Amendment.

    (b) This Credit Agreement, as amended by this First Amendment, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

    5. COSTS, EXPENSES AND TAXES. Borrowers jointly and severally agree to pay on demand all costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for Administrative Lender with respect thereto and with respect to advising Administrative Lender as to its rights and responsibilities under the Credit Agreement, as amended by this First Amendment).

    6. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

    7. GOVERNING LAW: BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Borrowers and each Lender and their respective successors and assigns.

    8. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

    9. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

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    IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as the date first above written.

BORROWERS:                        SUN HEALTHCARE GROUP, INC.




                                  By: _________________________________________
                                       Name: __________________________________
                                       Title: _________________________________



                                  THE MEDIPLEX GROUP, INC.




                                  By: _________________________________________
                                       Name: __________________________________
                                       Title: _________________________________


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